CMA Multi-State Municipal Series Trust
Series Number: 6
File Number: 811-5011
CIK Number: 810598
CMA New Jersey Municipal Money Fund
For the Period Ending: 03/31/2006

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the year ended March 31, 2006.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

3/24/2006	$10,000	New Jersey State Tax Trans	4.00%	6/23/2006